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                                                                    EXHIBIT 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report on Form 10-K of The Northwestern Mutual Life Insurance Company in respect of NML Variable Annuity Account A and NML Variable Annuity Account C (the "Registrant") for the period ended December 31, 2002 (the "Report"), Edward J. Zore, as Chief Executive Officer of the Registrant, and Gary A. Poliner, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ EDWARD J. ZORE                                   Date:  March 25, 2003
--------------------------------------------
    Edward J. Zore
    President and Chief Executive Officer


/s/ GARY A. POLINER                                  Date:  March 25, 2003
--------------------------------------------
    Gary A. Poliner
    Senior Vice President and Chief
    Financial Officer


         A signed original of this written statement required by Section 906 has been provided to The Northwestern Mutual Life Insurance Company in respect of NML Variable Annuity Account A and NML Variable Annuity Account C (the "Registrant") and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.


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